                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                       DATE OF REPORT - DECEMBER 13, 2002
                        (Date of earliest event reported)


                                 ALKERMES, INC.
             (Exact name of Registrant as specified in its charter)


       PENNSYLVANIA                   1-14131                    23-2472830
(State of incorporation)       (Commission file number)        (IRS employer
                                                          identification number)


                88 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 02139
               (Address of principal executive offices, zip code)


                            AREA CODE (617) 494-0171
                               (Telephone number)



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ITEM 5.   OTHER INFORMATION.

          On December 13, 2002, Alkermes, Inc. and Eli Lilly and Company announced amendments to their collaboration to develop inhaled formulations of insulin based on Alkermes' AIR(R) pulmonary drug delivery technology and an agreement pursuant to which Lilly will purchase $30 million of newly issued convertible preferred stock of Alkermes. A copy of the press release issued by Alkermes on December 13, 2002, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.


          (c)  Exhibits

               3.1 Amendment to Third Amended and Restated Articles of Incorporation, as filed with the Pennsylvania Secretary of State on December 16, 2002 (2002 Preferred Stock Terms).

               4.1  Specimen of 2002 Preferred Stock Certificate of Alkermes,
                    Inc.

               4.2 Stock Purchase Agreement, dated as of December 13, 2002, by and between Alkermes, Inc. and Eli Lilly and Company.

               99.1 Press Release issued by Alkermes, Inc., dated December 13,
                    2002.






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                                   SIGNATURES



     Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Dated: December 16, 2002                Alkermes, Inc.


                                           By: /s/ James M. Frates
                                               ---------------------------------
                                               James M. Frates
                                               Vice President, Chief Financial
                                               Officer, and Treasurer






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                                 ALKERMES, INC.

                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX



EXHIBIT NO.    EXHIBIT
----------     -------

    3.1 Amendment to Third Amended and Restated Articles of Incorporation, as filed with the Pennsylvania Secretary of State on December 16, 2002 (2002 Preferred Stock Terms).

    4.1        Specimen of 2002 Preferred Stock Certificate of Alkermes, Inc.

    4.2 Stock Purchase Agreement, dated as of December 13, 2002, by and between Alkermes, Inc. and Eli Lilly and Company.

   99.1        Press Release issued by Alkermes, Inc., dated December 13, 2002.





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